Exhibit 99.1

July 23, 2015

JANUS CAPITAL GROUP INC. ANNOUNCES

SECOND QUARTER 2015 RESULTS

DENVER — Janus Capital Group Inc. (“JCG”) (NYSE: JNS) today reported second quarter 2015 net income of $44.7 million, or $0.23 per diluted share, compared with first quarter 2015 net income of $44.6 million, or $0.23 per diluted share, and net income of $36.3 million, or $0.19 per diluted share, in the second quarter 2014. Second quarter 2015 net income included a $0.01 per diluted share charge for deal costs associated with the acquisition of Kapstream Capital Pty Limited (“Kapstream”).

Flows and Assets Under Management

Average assets under management during the second quarter 2015 were $193.0 billion compared with $186.0 billion during the first quarter 2015 and $174.4 billion during the second quarter 2014.

At June 30, 2015, JCG’s total assets under management were $189.5 billion compared with $189.7 billion at March 31, 2015, and $177.7 billion at June 30, 2014.

The decrease in complex-wide assets during the second quarter 2015 reflects net market deprecation of $0.4 billion and long-term net inflows of $0.2 billion. Fixed income long-term net inflows totaled $0.3 billion, while fundamental equity long-term net outflows (Janus and Perkins flows) totaled $0.1 billion.

Investment Performance

As of June 30, 2015, 50% of complex-wide mutual funds had a 4- or 5-star Overall Morningstar RatingTM.(1)

As of June 30, 2015, 68%, 71% and 50% of fundamental equity mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(2)

As of June 30, 2015, 6%, 100% and 83% of fixed income mutual fund assets ranked in the top half of their Morningstar categories on a one-, three- and five-year total return basis, respectively.(3)

As of June 30, 2015, 55%, 43% and 58% of mathematical equity relative return strategies surpassed their respective benchmarks, net of fees, over the one-, three- and five-year periods, respectively.(4)

(1)         For the period ending June 30, 2015, 50%, 44% and 61% of complex-wide mutual funds had a 4- or 5-star Morningstar rating for the 3-, 5- and 10-year periods based on risk-adjusted returns for 50, 39 and 31 funds, respectively. 50 funds were included in the analysis for the Overall period.

(2)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending June 30, 2015, 78% of the fundamental equity mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending June 30, 2015, 67%, 60%, 44% and 77% of the 42, 40, 32 and 26 fundamental equity mutual funds outperformed the majority of their Morningstar peers based on total returns.

(3)         References Morningstar relative performance on an asset-weighted basis. For the 10-year period ending June 30, 2015, 100% of the fixed income mutual fund assets outperformed the majority of their Morningstar peers based on total returns. For the 1-, 3-, 5- and 10-year periods ending June 30, 2015, 50%, 83%, 75% and 100% of the 8, 6, 4 and 4 fixed income mutual funds outperformed the majority of their Morningstar peers based on total returns.

(4)         Mathematical relative return strategies exclude absolute volatility strategies. For the period ending June 30, 2015, 25%, 75%, 67% and 40% of the relative return mathematical equity mutual funds were beating their benchmarks on a 1-, 3-, 5-year and since-fund inception basis. Funds included in the analysis and their inception dates are: INTECH U.S. Core Fund – Class T (2/03); INTECH US Managed Volatility Fund – Class I (12/05); INTECH International Managed Volatility Fund – Class I (5/07); INTECH Global Income Managed Volatility Fund – Class I (12/11) and INTECH Emerging Markets Managed Volatility Fund – Class I Shares (12/14).

Financial Discussion

Financial Highlights

(dollars in millions, except per share data or as noted)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014

Average Assets Under Management (in billions)	$193.0	$186.0	$174.4
Ending Assets Under Management (in billions)	$189.5	$189.7	$177.7
Revenues	$271.9	$262.7	$231.2
Operating Expenses	$189.8	$186.7	$160.5
Operating Income	$82.1	$76.0	$70.7
Operating Margin	30.2%	28.9%	30.6%

Net Income Attributable to JCG	$44.7	$44.6	$36.3

Diluted Earnings per Share	$0.23	$0.23	$0.19

Second quarter 2015 revenues of $271.9 million increased from first quarter 2015, primarily from higher investment management fees on increased average assets under management. Second quarter 2015 operating expenses of $189.8 million increased $3.1 million, or 1.7%, from first quarter 2015, primarily due to higher general and administrative expenses as a result of deal costs associated with the acquisition of Kapstream.

Capital and Liquidity

At June 30, 2015, JCG had stockholders’ equity of $1.6 billion, cash and investments of $654.3 million and outstanding debt of $452.0 million.

Cash flows from operations during the second quarter 2015 were $87.3 million compared with $(58.9) million during the first quarter 2015 and $65.9 million during the second quarter 2014. The change in cash flows from operations comparing second quarter 2015 to first quarter 2015 is due to payment of annual incentive compensation in the first quarter 2015.

As part of its capital management, JCG repurchased 628,992 shares of its common stock at an average price of $17.85 per share and a total cost of $11.2 million during the second quarter 2015.

On July 1, 2015, JCG announced and closed the acquisition of a 51% interest in Kapstream, a global unconstrained fixed income asset manager with $7.0 billion in assets under management as of June 30, 2015. The transaction includes an initial upfront cash consideration of approximately $85 million, and JCG has the option to purchase the remaining 49% interest from Kapstream management on the third and fourth anniversaries of the acquisition. The acquisition serves to further expand JCG’s fixed income capabilities and build out its global unconstrained fixed income team.

On July 16, 2015, JCG’s Board of Directors declared a regular quarterly cash dividend of $0.09 per share. The quarterly dividend will be paid on August 21, 2015, to stockholders of record at the close of business on August 7, 2015.

Second Quarter 2015 Earnings Call Information

JCG will host a conference call and webcast to discuss its results on Thursday, July 23, 2015, at 10 a.m. Eastern Daylight Time. To participate in the conference call, please dial (888) 397-5338 in the U.S. and Canada or (719) 325-2145 internationally. The webcast of the conference call and the slides used during the presentation can be accessed via the investor relations section of JCG’s website, www.janus.com/ir. For those unable to join the conference call at the scheduled time, an audio replay will be available on www.janus.com/ir for a period of at least seven days following the call.

About Janus Capital Group Inc.

Janus Capital Group Inc. (JCG) is a global investment firm dedicated to delivering better outcomes for clients through a broad range of actively managed investment solutions, including fixed income, equity, alternative and multi-asset class strategies. It does so through a number of distinct investment platforms, including investment teams within Janus Capital Management LLC (Janus), as well as INTECH Investment Management LLC (INTECH) and Perkins Investment Management LLC (Perkins), in addition to certain exchange-traded products under the VelocityShares brand. Each team brings distinct asset class expertise, perspective, style-specific experience and a disciplined approach to risk. Investment strategies are offered through open-end funds domiciled in both the U.S. and offshore, as well as through separately managed accounts, collective investment trusts and exchange-traded products.

At the end of June 2015, JCG managed approximately $189.5 billion in assets for shareholders, clients and institutions around the globe. Based in Denver, JCG also has offices in London, Milan, Singapore, Hong Kong, Tokyo, Melbourne, Paris, The Hague, Zurich, Frankfurt, Dubai and Taipei.

Investor Relations Contact:

John Groneman

john.groneman@janus.com

(303) 336-7466

Media Contact:

Erin Freeman

erin.freeman@janus.com

(303) 394-7681

JANUS CAPITAL GROUP INC.

UNAUDITED

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(dollars in millions, except per share data or as noted)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Revenues:
Investment management fees	$233.7	$222.6	$210.5
Performance fees	(4.4)	(2.3)	(17.3)
Shareowner servicing fees and other	42.6	42.4	38.0
Total revenues	271.9	262.7	231.2

Operating expenses:
Employee compensation and benefits	91.2	91.4	77.8
Long-term incentive compensation	19.7	20.2	12.5
Marketing and advertising	5.5	5.7	4.5
Distribution	34.7	34.2	32.5
Depreciation and amortization	7.6	7.4	6.2
General, administrative and occupancy	31.1	27.8	27.0
Total operating expenses	189.8	186.7	160.5

Operating income	82.1	76.0	70.7

Interest expense	(7.2)	(7.3)	(8.9)
Investment gains (losses), net	(3.1)	4.4	0.9
Other income (expense), net	(2.2)	(0.1)	0.4
Income tax provision	(24.7)	(26.8)	(26.2)

Net income	44.9	46.2	36.9

Noncontrolling interests	(0.2)	(1.6)	(0.6)

Net income attributable to JCG	$44.7	$44.6	$36.3

Net income attributable to JCG	$44.7	$44.6	$36.3
Less: Allocation of earnings to restricted stock	1.6	1.6	1.2
Net income attributable to JCG common shareholders	$43.1	$43.0	$35.1

Basic weighted-average shares outstanding (in millions)	180.8	180.2	183.4
Diluted weighted-average shares outstanding (in millions)	189.4	188.1	184.5

Diluted earnings per share attributable to JCG common shareholders	$0.23	$0.23	$0.19

Average assets under management (in billions)	$193.0	$186.0	$174.4

JANUS CAPITAL GROUP INC.

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(dollars in millions)

	June 30,	December 31,
	2015	2014
Assets:
Cash and cash equivalents	$299.2	$452.5
Investment securities	355.1	344.0
Other assets	311.3	198.5
Property and equipment, net	34.4	31.1
Intangible assets and goodwill, net	1,762.0	1,767.1
Total assets	$2,762.0	$2,793.2

Liabilities and equity:
Debt	$452.0	$450.5
Other liabilities	194.8	270.8
Deferred income taxes	489.8	478.4
Redeemable noncontrolling interests	28.6	5.4
Total equity	1,596.8	1,588.1
Total liabilities, redeemable noncontrolling interests and equity	$2,762.0	$2,793.2

UNAUDITED CONDENSED CASH FLOW INFORMATION

(dollars in millions)

	Three Months Ended
	June 30,	March 31,	June 30,
	2015	2015	2014
Cash provided by (used in):
Operating activities	$87.3	$(58.9)	$65.9
Investing activities	(112.7)	(12.1)	71.5
Financing activities	(27.0)	(26.1)	(79.1)
Effective of exchange rate changes	(3.5)	(0.3)	(0.1)
Net change during period	$(55.9)	$(97.4)	$58.2

JANUS CAPITAL GROUP INC.

ASSETS & FLOWS BY INVESTMENT DISCIPLINE

(dollars in billions)

	Three Months Ended
	June 30, 2015	March 31, 2015	June 30, 2014
Growth/Core (1)
Beginning of period assets	$67.3	$63.9	$60.2
Sales	3.6	3.9	1.9
Redemptions	(3.5)	(3.0)	(3.2)
Net sales (redemptions)	0.1	0.9	(1.3)
Market/fund performance	(0.3)	2.5	2.5
End of period assets	$67.1	$67.3	$61.4

Global/International
Beginning of period assets	$22.8	$20.3	$19.4
Sales	2.6	2.7	0.8
Redemptions	(1.7)	(1.4)	(1.2)
Net sales (redemptions)	0.9	1.3	(0.4)
Market/fund performance	0.6	1.2	1.0
End of period assets	$24.3	$22.8	$20.0

Mathematical Equity (2)
Beginning of period assets	$51.1	$51.0	$48.2
Sales	2.2	1.4	1.4
Redemptions	(2.2)	(2.7)	(2.0)
Net redemptions	—	(1.3)	(0.6)
Market/fund performance	(0.3)	1.4	2.2
End of period assets	$50.8	$51.1	$49.8

Fixed Income (1)
Beginning of period assets	$35.7	$34.4	$30.5
Sales	2.7	3.5	2.5
Redemptions	(2.4)	(2.7)	(2.2)
Net sales	0.3	0.8	0.3
Market/fund performance	(0.3)	0.5	0.6
End of period assets	$35.7	$35.7	$31.4

Value (3)
Beginning of period assets	$11.6	$12.2	$14.4
Sales	0.5	0.8	0.5
Redemptions	(1.6)	(1.4)	(1.8)
Net redemptions	(1.1)	(0.6)	(1.3)
Market/fund performance	(0.1)	—	0.6
End of period assets	$10.4	$11.6	$13.7

Money Market
Beginning of period assets	$1.2	$1.3	$1.4
Sales	0.2	0.1	0.2
Redemptions	(0.2)	(0.2)	(0.2)
Net redemptions	—	(0.1)	—
Market/fund performance	—	—	—
End of period assets	$1.2	$1.2	$1.4

Total Company (4)
Beginning of period assets	$189.7	$183.1	$174.1
Sales	11.8	12.4	7.3
Redemptions	(11.6)	(11.4)	(10.6)
Net sales (redemptions)	0.2	1.0	(3.3)
Market/fund performance	(0.4)	5.6	6.9
End of period assets	$189.5	$189.7	$177.7

Total Excluding Money Market (4)
Beginning of period assets	$188.5	$181.8	$172.7
Sales	11.6	12.3	7.1
Redemptions	(11.4)	(11.2)	(10.4)
Net sales (redemptions)	0.2	1.1	(3.3)
Market/fund performance	(0.4)	5.6	6.9
End of period assets	$188.3	$188.5	$176.3

Notes:

(1)         Growth/core and fixed income assets reflect an even split of the Janus Balanced Fund between the two categories.

(2)         Represents all assets managed by INTECH Investment Management LLC.

(3)         Represents all assets managed by Perkins Investment Management LLC.

(4)         Does not include $3.0 and $2.7 billion of assets sponsored by VelocityShares, LLC at June 30, 2015, and March 31, 2015, respectively.

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Data presented reflects past performance, which is no guarantee of future results. Due to market volatility, current performance may be higher or lower than the performance shown. Call 877.33JANUS (52687) or visit janus.com/advisor/mutual-funds for performance, rankings and ratings current to the most recent month-end.

Janus Capital Group Inc. (“JCG”) provides investment advisory services through its primary subsidiaries, Janus Capital Management LLC (“Janus”), INTECH Investment Management LLC (“INTECH”) and Perkins Investment Management LLC (“Perkins”).

“Complex-Wide Mutual Funds” means all affiliated mutual funds managed by Janus, INTECH and Perkins. “Fundamental Equity Mutual Funds” means all mutual funds managed by Janus or Perkins that invest in equity securities. “Fixed Income Mutual Funds” means all mutual funds managed by Janus that invest primarily in fixed income securities. “Mathematical Equity Relative Return Strategies” means all relative return discretionary managed accounts (not mutual funds) that are advised or sub-advised by INTECH with at least a one-year track record.

Mutual fund relative performance analysis shown is for each Fund’s parent share class (typically the share class with the longest performance history): Class T, S or I Shares in the Janus retail fund (“JIF”) trust and the Institutional or Service Shares in the Janus Aspen Series (“JAS”). These share classes may not be eligible for purchase by all investors. Other share classes may have higher sales and management fees, which can result in differences in performance.

Investing involves risk, including the possible loss of principal. The value of your investment will fluctuate over time and you may gain or lose money. A fund’s performance may be affected by risks that include those associated with non-diversification, non-investment grade debt securities, high-yield/high-risk securities, undervalued or overlooked companies, investments in specific industries or countries and potential conflicts of interest. Additional risks to funds may include those associated with investing in foreign securities, emerging markets, initial public offerings, real estate investment trusts (“REITs”), derivatives, short sales, commodity linked investments and companies with relatively small market capitalizations. Each fund has different risks. Please see a Janus prospectus for more information about risks, fund holdings and other details.

The Overall Morningstar RatingTM for a fund is derived from a weighted-average of the performance figures associated with its three-, five- and ten-year (if applicable) Morningstar RatingTM metrics. For each fund with at least a three-year history, Morningstar calculates a Morningstar RatingTM based on a Morningstar Risk-Adjusted Return measure that accounts for variation in a fund’s monthly performance (including the effects of sales charges, loads and redemption fees), placing more emphasis on downward variations and rewarding consistent performance. The top 10% of the funds in each category receive 5 stars, the next 22.5% receive 4 stars, the next 35% receive 3 stars, the next 22.5% receive 2 stars and the bottom 10% receive 1 star. (Each share class is counted as a fraction of one fund within this scale and rated separately, which may cause slight variations in the distribution percentages). The Morningstar RatingTM may differ among share classes of a mutual fund as a result of different sales loads and/or expense structures. It may be based, in part, on the performance of a predecessor fund. Morningstar does not rate funds with less than a three-year performance history.

The Morningstar percentile ranking is based on the fund’s total-return percentile rank relative to all funds that have the same category for the same time period. The highest (or most favorable) percentile rank is 1%, and the lowest (or least favorable) percentile rank is 100%. Morningstar total-return includes both income and capital gains or losses and is not adjusted for sales charges. The top-performing funds in a category will always receive a rank of 1.

Morningstar performance on an asset-weighted basis is calculated by taking all funds and assigning the assets under management (“AUM”) in each respective fund to either the 1st, 2nd, 3rd or 4th quartile bucket based on each fund’s respective Morningstar relative ranking. The total AUM of each quartile’s bucket is then divided by complex-wide total AUM to arrive at the respective percent of AUM in each bucket.

Please consider the charges, risks, expenses and investment objectives carefully before investing. For a prospectus containing this and other information, please call Janus at (800) 525-3713 or download the file from www.janus.com/info. Read it carefully before you invest or send money.

Funds distributed by Janus Distributors LLC.

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate,” “forecast” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts. Any statements that refer to expectations or other characterizations of future events, circumstances or results are forward-looking statements. These statements are based on the beliefs and assumptions of Company management based on information currently available to management.

Various risks, uncertainties, assumptions and factors that could cause future results to differ materially from those expressed by the forward-looking statements included in this press release include, but are not limited to, risks specified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, included under headings such as “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other filings and furnishings made by the Company with the SEC from time to time. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this press release may not occur. Many of these factors are beyond the control of the Company and its management. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this press release. Except for the Company’s ongoing obligations to disclose material information under the applicable securities law and stock exchange rules, the Company undertakes no obligation to release publicly any revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events.